UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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eWellness Healthcare Corporation

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT

OF

eWELLNESS HEALTHCARE CORPORATION

1126 S Federal Highway #464

Ft. Lauderdale FL 33316

Telephone: (855) 470-1700

To the Holders of Common Stock and Preferred Stock:

This Information Statement (“Information Statement”) is being filed with the Securities and Exchange Commission (the “SEC”) by eWellness Healthcare Corporation, a Nevada corporation (the “Registrant” or “Company”) pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is being furnished to the holders of the Company’s outstanding shares of Common Stock, par value $0.001 per share (the “Common Stock”) and outstanding vested shares of Series A Voting Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). The purpose of this Information Statement is to notify holders of our voting capital stock, our Common Stock and Series A Preferred Stock, as of April __, 2021, the Record Date, that in lieu of a meeting of such stockholders entitled to vote, the Company has received the unanimous written consent of the Company’s Board of Directors and the affirmative vote of holders of a majority of the Company’s vested shares of Series A Preferred Stock (defined as the “Majority Consenting Stockholders”). The Series A Voting Preferred Stock has the right to vote in the aggregate, as a single class, on all shareholder matters submitted to vote to holders of Common Stock or other voting capital stock, votes equal to 51% of the total shareholder vote on any and all shareholder matters, no matter how many shares of Common Stock or other voting capital stock of the Company is issued and outstanding at any time, at present or in the future. The Majority Consenting Stockholders, who also own 237,100 shares of Common Stock representing, in the aggregate, 51.0% of the total voting power of all issued and outstanding voting capital stock of the Company, have voted in favor of the actions below and together with the unanimous consent of the Company’s Board of Directors, have authorized and approved: Proposal I-Articles of Amendment to: (i) change the name of the Company from eWellness Healthcare Corporation to American Health Protection Corp. (the “Name Change”); (ii) change the par value of Common Stock and Preferred Stock of the Company from $0.001 per share to $0.0001 per share (“Par Value Change”); and (iii) implement a reverse split of the Company’s Common Stock on a one for two thousand (1:2,000) basis (the “Reverse Split”). The foregoing, which are referred to collectively, as the “Corporate Actions” and are discussed more fully below, are evidenced by their Joint Written Consent dated April 1, 2021 (the “Joint Written Consent”), a copy of which is attached hereto as Exhibit A. The Name Change, Par Value Change and Reverse Split are subject to approval by FINRA.

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By Order of the Board of Directors:

/s/: Douglas MacLellan
Douglas MacLellan
CEO and Chairman

Ft. Lauderdale, FL
April __, 2021

eWELLNESS HEALTHCARE CORPORATION

1126 S Federal Highway #464

Ft. Lauderdale FL 33316

Telephone: (855) 470-1700

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed by eWellness Healthcare Corporation (the “Company” or “Registrant”) with the United States Securities and Exchange Commission (the “SEC”) on April __ , 2021, based upon the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders of the Company dated April 1, 2021. A copy of the Joint Written Consent is attached as Exhibit A to this Information Statement.

The purpose of this Information Statement is to provide disclosure to our stockholders regarding the ratification and approval by the Joint Written Consent, based upon the unanimous approval by our Board of Directors and the consent of the Majority Consenting Stockholders, of the corporate actions (defined below) to file an amendment to its Amended and Restated Articles of Incorporation, attached hereto as Exhibit B (the “Articles of Amendment”) to: (i) change the name of the Company from eWellness Healthcare Corporation to American Health Protection Corp. (the “Name Change”); (ii) change the par value of the Company’s common stock and preferred stock from $0.001 per share to $0.0001 per share (“Par Value Change”); and (iii) implement the 1:2000 reverse split of our Common Stock and the shares underlying conversion of the Company’s securities convertible into Common Stock together with the shares reserved for such conversions, on a one for two thousand (1:2,000) basis (“Reverse Split”).

The foregoing may be referred to collectively, as the “Corporate Actions,” and the approval of which is evidenced by the Joint Written Consent of the Company’s Board of Directors and the Majority Consenting Stockholders adopted pursuant to the provisions of Section 78.315 and 78.320 of the Nevada Revised Statute (“NRS”). The Corporation Actions require application to and approval by FINRA to become effective.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Joint Written Consent of the Board of Directors and the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above action taken by the Corporation pursuant to the Joint Written Consent.

In accordance with the foregoing, we will mail a copy of the Definitive Information Statement on Schedule 14C to the Company’s Common Stockholders and Series A Preferred Stockholders of record on April __, 2021 (the “Record Date”), on or about April __, 2021.

Series A Voting Preferred Stock

On June 18, 2019, the Company’s Board of Directors ratified and approved the filing with the State of Nevada of an amendment to its Articles of Incorporation authorizing the filing of a Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”), pursuant to which the Company authorized the issuance of 1,000,000 shares of Series A Preferred Stock, par value of $0.001 (the “Series A Preferred Stock” or “Series A Preferred”), which were subject vesting provisions set forth in Section 7 of the Series A Certificate of Designation under “Other Rights and Limitations of Series A Preferred Stock.” The vesting provisions provide, in relevant part, that the Series A Preferred Stock shall vest in 24 monthly installments commencing from the date of issuance. However, if the holder of Series A Preferred Stock shall cease serving as an officer, director or key employee/consultant (other than as a result of death or disability) prior to the expiration of twenty-four (24) months, any unvested shares of Series A Preferred Stock shall be deemed not fully vested and such holder’s limited conversion rights based upon 1/24th of a holder’s total number of shares of Series A Preferred Stock for each month of service to the Company and all other rights, including super voting rights, shall cease and be deemed null and void. Other than as limited above, the shares of Series A Preferred Stock are entitled to vote, with respect to any question upon which holders of Common Stock or holders of any other class or series of voting capital stock, as one class. For as long as shares of Series A Preferred Stock are issued and outstanding, the holders of vested shares of Series A Preferred Stock shall vote together as a single class with the holders of any other shares of voting capital stock, with the holders of Series A Preferred Stock being entitled to 51% of the total votes on all matters. and all other shares entitled to the remaining 49%.

As of April 1, 2021, there were issued and outstanding (i) 16,864,183,628 shares of our Common Stock, and (ii) 1,000,000 shares of our Series A Preferred Stock were issued, of which 641,667 shares have vested and, pursuant to the provisions of Section 7 of the Series A Certificate of Designation, the remaining 358,333 shares ceased to vest as a result of the resignations effective May 22, 2020, of five holders, four of whom are former officers and/or directors and the fifth of whom was a former consultant to the Company. Based upon the 16,864,183,628 shares of Common Stock issued and outstanding as of April 1, 2021, holders of 440,000 shares representing approximately 68.6% of the vested shares of Series A Preferred Stock or a majority of the vested shares of Series A Preferred Stock entitled to vote as a single class (defined as the “Majority Consenting Stockholders”), voted a number of votes equal to 51% of the outstanding Common Stock or 8,600,733,650 shares, in favor of the Corporate Actions. In addition, the Majority Consenting Stockholders also own an aggregate of 237,100 shares of Common Stock that were voted in favor of the Corporate Actions and, as a result, the Majority Consenting Stockholders affirmative vote represented a total of 8,600,970,750 voting shares or 51.0% of the total voting capital stock of the Company as of April 1, 2021.

PROPOSAL I

AMENDMENT TO AMENDED AND RESTATED

ARTICLES OF AMENDMENT

The Board of Directors of the Corporation has reviewed and evaluated the Company’s existing capital and corporate structure, the prevailing price range of its Common Stock and the status of the Corporation’s business relationship with Bistromatics, Inc., a Canadian corporation (“Bistromatics”).

Background

In November 2016, the Company entered into a Services Agreement pursuant to which Bistromatics agreed to provide operational services to the Company’s telemedicine business and the proprietary PHZIO System including development, content editing and training, support and maintenance, among other services for its remote online physical therapy platform (the “Telemedicine Platform”). The Services Agreement also granted Bistromatics the right to appoint 40% of the Company’s Board of Directors, resulting in the appointment of Messrs. Darwin Fogt and Curtis Hollister, principals and founders of Bistromatics, as members of the Company’s Board as well as serving as the Company’s CEO/President and CTO, respectively.

As of March 31, 2020, the Company was in arrears in fees owed to Bistromatics under the Services Agreement in the amount of approximately $782,832 and, in addition, by its terms the Service Agreement expired during the first quarter of 2020. Nevertheless, the Company and Bistromatics agreed to continue to discuss entry into a new services agreement during which period Bistromatics agreed to serve the Company’s physical therapy clients in the U.S. To that end, on September 15, 2020, the Company and Bistromatics signed a Business Operating Agreement pursuant to which Bistromatics agreed to forgive the fees in arrears of approximately $782,832 in consideration for the Company granting to Bistromatics marketing rights of the Company’s Telemedicine Platform throughout North America and a 15% investment for the Company in Bistromatics operations. As a result, the Company’s Board of Directors has determined to devote the Company’s efforts and resources, in addition to its Telemedicine Platform, to expand and diversify its health-related physical therapy-based telemedicine services business.

Notwithstanding the foregoing, on May 22, 2020, the Company received letters of resignation from: (i) Darwin Fogt, as CEO, President and a director; (ii) Curtis Hollister, as CTO and a director of the Company; (iii) Brandon Rowberry, as a director; (iv) Rochelle Pleskow, as a director; and (v) Michael Block, as a consultant to the Company. While Messrs. Fogt and Hollister continues to serve as executive officers and principals of Bistromatics and Mr. Block continues to serve as a consultant to Bistromatics, Bistromatics offered to continue to fulfill its obligations to the company under the above-referenced Business Operating Agreement. These services are still operational and Bistromatics continues to treat the Company’s corporate patients and customers.

Corporate Actions

The Company’s Board of Directors, after its review and evaluation of the capital and corporate structure, the prevailing price range of its Common Stock and the status of the Corporation’s business relationship with Bistromatics, and the fact that all of the Company’s 20,000,000,000 authorized shares of Common Stock are either outstanding or reserved for issuance, has determined that it is in the best interest of the Company and its stockholders to authorize and approve the following Corporate Actions: (i) the name change from eWellness Healthcare Corporation to American Health Protection, Inc. (the “Name Change”) to reflect the plan to diversify its business operations, which had been limited to Company’s telemedicine business and the proprietary PHZIO System including development, content editing and training, support and maintenance, among other services for its remote online physical therapy platform, to include other health related services to its primary target market focused on small and mid-sized corporate clients; (i) the change in the par value of the Company’s Common Stock and Preferred Stock from $0.001 per share to $0.0001 per share (“Par Value Change”), the reason for which is that for more than the past six months, the price of its Common Stock on the OTC Markets has been less that the $0.001 par value of its Common Stock and Preferred Stock and, as a result, the Company has not been able to raise capital by the issuance of shares of Common Stock at less than the $0.001 par value of the Common Stock and, in addition, the Company cannot raise capital through the issuance of shares of convertible Preferred Stock having a conversion price of less than the $0.001 par value of the Common Stock; and (iii) the reverse split of the outstanding shares of Common Stock and the shares underlying conversion of the Company’s securities convertible into Common Stock together with the shares reserved for such conversions, on a one for two thousand (1:2,000) basis (the “Reverse Split”). The reason for the Reverse Split is a result of the fact that as of April 1, 2021, the Company has authorized a total of 20,000,000,000 shares of Common Stock, of which 16,864,183,628 shares are outstanding and 3,135,816,372 shares are reserved for issuance. As a result, the Company has no shares of Common Stock available for, among other purposes:

●	conversion of convertible securities;
●	reserving shares underlying convertible securities;
●	raising addition equity capital;
●	retiring convertible debt;
●	investment opportunities;
●	stock dividends or other distributions;
●	future financings and other corporate purposes; and
●	future acquisitions, among other purposes.

Reverse Split

In connection with the negotiations of the Agreement and Plan of Merger (see Proposal I above), the Board and the Majority Consenting Stockholders executed the Joint Consent, approving the filing with the State of Nevada of the Articles of Amendment to effect a Reverse Split of our outstanding Common Stock and the shares of Common Stock underlying conversion of the Company’s securities convertible into Common Stock together with the shares reserved for such conversions (the “Reserve Shares”) , on a one for two thousand (1:2,000) basis (the “Reverse Split”).

The Board of Directors, having reviewed and evaluated the Company’s capital structure, have unanimously approved the Reverse Split of the issued and outstanding shares of Common Stock and the shares of Common Stock underlying conversion of the Company’s securities convertible into Common Stock together with the shares reserved for such conversions (the “Reserve Shares”), on a one for two thousand (1:2,000) basis.

Material Terms of the Reverse Split

As of the date of filing of this Information Statement, the Company has authorized a total of 20,000,000,000 shares of Common Stock, of which 16,864,183,628 shares are outstanding and 3,135,816,372 shares are reserved for issuance. As a result, the Company has no shares of Common Stock available for any corporate purposes. While the Company has no current plans to issue any shares of Common Stock, the Board of Directors has determined that it cannot properly operate as a public entity if it has no shares of Common Stock for, among other corporate purposes, those set forth in the bullet points above.

The Board of Directors believes that the Reverse Split will affect all holders of shares of Common Stock and shares of Common Stock underlying convertible notes equally but will not affect the outstanding shares of Super Voting Preferred Stock. The Company believes that the Reverse Split will benefit all stockholders as, without the Reverse Split, the Company in all likelihood will have difficulties if and when it seeks to raise additional capital at terms and conditions acceptable to the Company and in the best interests of its stockholders, of which there can be given no assurance.

However, the reduction in the number of outstanding shares of Common Stock following implementation of the Reverse could adversely affect the trading market for our Common Stock by reducing the relative level of liquidity of the shares of Common Stock. Further, there can be no assurance that the Reverse Split will result in a proportionate increase or, for that matter, any increase, in the price of the shares of Common Stock subject to quotation on the OTC Market or, if an increase results, that it will be sustained.

Any new shares of Common Stock issued following the effective date of the Reverse Split, which is subject to FINRA approval, will be fully paid and nonassessable shares. On the effective date of the Reverse Split, the number of stockholders will remain unchanged because those stockholders who would otherwise be entitled to receive a fractional share will receive a number of shares rounded up to the next whole integer in such a manner that every stockholder shall own at least one (1) share as a result of the Reverse Split.

The Reverse Split will not change the number of authorized shares of Common Stock, which will continue to be 20,000,000,000 shares of Common Stock but as set forth above, the Par Value Change will result in a reduction of the current par value of $0.001 per share to $0.0001, which Par Value Change will also be applied to our authorized and outstanding Preferred Stock. While the aggregate par value of our outstanding Common Stock will be reduced as a result of the Reverse Split and Par Value Change from $0.001 to $0.0001, our additional paid-in capital will be increased by a corresponding amount. Therefore, the Reverse Split will not affect our total stockholders’ equity. All share and per share information will be retroactively adjusted to reflect the Reverse Split for all periods presented in our future financial reports and regulatory filings.

Rationale for the Reverse Split

The Board of Directors believes that a Reverse Split should, at least initially, increase the price of our shares of Common Stock. Our stockholders should understand that any increase, of which there can be no assurance, may not be sustained. While the Reverse Split will not increase the total market value of our Common Stock, the Board of Directors believes that the increase in the price of our shares of Common Stock, if any, should make our shares of Common Stock more attractive to potential investors, encourage investor interest and trading in, and possibly the marketability of, our Common Stock.

In addition, because brokers’ commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current per share price of our Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that constitute a higher percentage of their total share value than would be the case if the share price of our Common Stock were higher. This difference in transaction costs may also further limit the willingness of institutional investors to purchase shares of our Common Stock.

Trading in our shares of Common Stock also may be adversely affected by a variety of policies and practices of brokerage firms that discourage individual brokers within those firms from dealing in low-priced stocks. These policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Similarly, many brokerage firms are reluctant to recommend low-priced stocks to their customers and the analysts at many brokerage firms do not provide coverage for such stocks. The Board also believes that the decrease in the number of shares of Common Stock outstanding, as a consequence of the Reverse Split and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders. However, the Company’s aggregate market capitalization could be reduced to the extent that any increase in the market price of the Common Stock resulting from the Reverse Split is proportionately less than the decrease in the number of shares of Common Stock outstanding.

The Board further believes that the total number of shares of our Common Stock currently outstanding is disproportionately large relative to our present market capitalization and that the Reverse Split would bring the number of outstanding shares to a level more in line with other companies with comparable market capitalizations. Moreover, the Board considered that the number of outstanding shares of Common Stock is unreasonably large in relation to the Company’s operations. Upon implementation of the Reverse Split and decrease in the number of shares of Common Stock that are issued and outstanding, our investors could more easily understand the impact on earnings or loss per share attributable to future developments in our business.

We ultimately cannot predict whether, and to what extent, the Reverse Split would achieve the desired results. The price per share of our Common Stock is a function of various factors including our ability to generate additional revenues from our business operations and profitability, which we have never generated.

Accordingly, there can be no assurance that the market price of our Common Stock after the Reverse Split would increase in an amount proportionate to the decrease in the number of issued and outstanding shares or would increase at all, that any increase can be sustained for a prolonged period of time or that the Reverse Split would enhance the liquidity of, or investor interest in, our Common Stock.

Penny Stock Rules

While the Company’s Board of Directors believes that after the Effective Date of the Reverse Split, the price of the Company’s shares of Common Stock should increase, our Common Stock will still be subject to applicable “penny stock” rules. The Securities and Exchange Commission adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and
●	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and
●

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and
●	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common stock and cause a decline in the market value of our stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common stock which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Notwithstanding the foregoing, our Board of Directors believes that the potential positive effects of the Reverse Split should outweigh the potential disadvantages. In making this determination, our Board of Directors has taken into account various negative factors, including: (i) the negative perception of Reverse Splits held by some stock market participants; (ii) the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and (iii) the costs associated with implementing the Reverse Split. The effect of the Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in similar circumstances to ours is varied. It is also possible that the Reverse Split may not increase the per share price of our Common stock in proportion to the reduction in the number of shares of our Common Stock outstanding or result in a permanent increase in the per share price, which depends on many factors. After considering the foregoing factors, our Board determined that amending our Articles of Incorporation to implement the Reverse Split is in our best interests and that of our stockholders.

Effects of the Reverse Split

After the filing of the Information Statement on Schedule 14C, the Company will file Articles of Amendment to our Amended and Restated Articles of Incorporation with the State of Nevada and make application to FINRA to approve the Corporate Actions including the Name Change, Par Value Change and Reverse Split, to be effective upon receipt of approval be FINRA (the “Effective Date”), which will also change our symbol on the OTC Market from “EWLL” to “EWLLD” for a period of twenty (20) business days following the Effective Date to indicate to the brokerage and investment community that the Reverse Split has occurred. After the twenty (20) day period, FINRA will assign a new trading symbol as a result of the Name Change.

Except for the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock prior and subsequent to the Reverse Split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the Reverse Split.

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, we are subject to periodic reporting and other requirements. The proposed Reverse Split would not affect the registration of our Common Stock under the Exchange Act.

After the Effective Date of the Reverse Split, each stockholder would own a reduced number of shares of our Common Stock, based upon the ratio of the reverse, which will be subject to the determination of our Board of Directors. However, a Reverse Split would affect all stockholders equally and will not affect any stockholder’s percentage ownership of the Company, except for the immaterial result that the Reverse Split shall involve in the rounding up of any fractional shares to the next whole integer in such a manner that every stockholder shall own at least 1 share as a result of the Reverse Split on a one-for-two thousand (1:2,000) basis, as described herein. For example, a holder of two (2%) percent of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Split would continue to hold two (2%) percent of the outstanding shares of Common Stock after the Reverse Split. However, with respect to those stockholders who, as a result of the Reverse Split, would have owned less than 1 share but, as a result of the rounding up to the next whole integer (or 1 share), their post-Reverse Split ownership percentage may differ slightly as a result of the rounding up provision. Proportionate voting rights and other rights and preferences of the holders of our Common Stock would not be affected by the Reverse Split. There will be no payment of cash in lieu of any fractional shares. Furthermore, the number of stockholders of record would not be affected by the Reverse Split.

Authorized but Unissued Shares; Potential Dilution and Anti-Takeover Effects.

Upon the Effective Date of the Reverse Split, the Company is expected to have approximately 10,000,000 shares of Common issued and outstanding, including Reserve Shares, which also will be subject to the Reverse Split, and will continue to have 20,000,000,000 shares of Common Stock authorized. Based on the Reverse Split on a one-for-two thousand (1:2,000) basis, the Company will have available 19,090,000,000 shares of Common Stock authorized but unissued. After the Effective Date of the Reverse Split, there will be available a significant number of authorized but unissued shares of Common Stock available for issuance from time to time for business purposes as reasonably determined by the Board of Directors, including for use in capital-raising transactions and acquisitions, among other purposes, consistent with our business objectives, which contemplates efforts to diversify our Telemedicine Platform business to including other health-related products and services and to pursue capital raising through the equity rather than the Company’s prior capital raising which was largely limited to offering of convertible debt instruments, which the Company now believes had a material adverse effect on the price of its Common Stock in connection with each conversion.

The significant increase in the proportion of unissued authorized shares after the Effective Date of the Reverse Split could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company). We are not proposing the Reverse Split in response to any effort, of which we are aware, to accumulate any of our shares of our Common Stock or to otherwise seek to obtain control of the Company. Our Board of Directors does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of the Company.

We believe that the availability of the additional shares will provide us with the flexibility to pursue potential transactions as they arise, to take advantage of desirable business opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions using shares of Common Stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements.

If we issue additional shares for any of the above purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially. Although we continually examine potential transactions, we have no current plans or arrangements to issue any additional shares of Common Stock. Furthermore, the additional shares of Common Stock that would become available for issuance upon the Effective Date of the Reverse Split could also be used by the Company’s management to oppose any potential hostile takeover attempt or delay or prevent changes in control or changes in or removal of the Company.

For example, without further stockholder approval, our Board of Directors could authorize the issuance and sale of shares of Common Stock in one or more private transactions to purchasers who would oppose a takeover or favor the current Board. Although the Reverse Split was based upon business and financial considerations that we consider reasonable and necessary as of the Record Date, as discussed above, stockholders nevertheless should be aware that approval of one or more of the proposals could facilitate future efforts by management to deter or prevent a change in control of the Corporation.

Accounting Matters

The Corporation Actions including the Reverse Split and Par Value Change would affect the stated par value capital on our balance sheet attributable to our Common Stock would be reduced and the additional paid-in capital account would be increased with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to Reverse Splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a Reverse Split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in Common Stock resulting from Reverse Splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Fairness of the Process

The Board of Directors did not obtain a report, opinion or appraisal from an appraiser or financial advisor with respect to the Reverse Split and no representative or advisor was retained on behalf of the unaffiliated stockholders to review or negotiate the transaction. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s limited available cash resources and concluded that the Board of Directors could adequately establish the fairness of the Reverse Split without the engagement of third parties.

Street Name Holders of Common Stock

The Company intends for the Reverse Split to treat stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to affect the Reverse Split for their beneficial holders. However, nominees may have different procedures. Accordingly, stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our stockholders. The Company’s transfer agent will adjust the record books of the company to reflect the Reverse Split as of the Effective Date of the Reverse Split. New certificates will not be mailed to stockholders.

Federal Income Tax Consequences

The following description of federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the Reverse Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Split would have the federal income tax effects described below.

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefore would also be held as a capital asset.

There is no provision for stockholders’ receiving cash in lieu of any fractional share interest because any fractional shares will be rounded up to the third whole integer in such a manner that every stockholder shall own at least 1 share as a result of the Reverse Split, instead fractional shares are being rounded up to the next whole share.

The Company’s Board of Directors and the Majority Consenting Stockholders, by their execution of the Joint Written Consent, have voted to approve the Reverse Split and the Par Value Change applicable to the Common Stock and Preferred Stock from $0.001 par value per share to $0.0001 par value per share. As discussed above, the Corporation’s Board of Directors may issue the Preferred Stock in one or more series and fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195 of the Nevada Revised Status.

Holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock. The authorization and subsequent potential issuance of additional shares of Common Stock will reduce the current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

The Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation is attached hereto as Exhibit B. Subject to prior FINRA approval, the Corporate Actions implementing the Name Change, Par Value Change and Reverse Split will become effective upon the filing of the Articles of Amendment with the Secretary of State of Nevada, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of the Definitive Information Statement to the Company’s stockholders.

As of April 1, 2021, there were issued and outstanding: (i) 16,864,183,628 shares of Common Stock and 3,135,816,372 shares reserved for issuance and (ii) 1,000,000 shares of our Series A Preferred. Based upon the 16,864,183,628 shares of Common Stock issued and outstanding, the holders of a majority of the vested shares of Series A Preferred Stockholders are entitled to vote and have, in fact, voted in favor of the Corporate Action casting a number of votes equal to 51% of the outstanding Common Stock or 8,600,733,650 shares, in favor of the Corporate Actions. In addition, these holders of vested shares of Series A Preferred Stock also own 237,100 shares of Common Stock and, collectively, the Majority Consenting Stockholders affirmative vote in favor of the Corporate Actions represent 8,600,970,570 voting shares or 51.0% of the total voting capital stock of the Company as of April 1, 2021.

We have been funding our operations utilizing proceeds from convertible notes and expect to do so until we begin to generate significant revenues from our proprietary physical therapy telehealth operations. As a result of funding the development of telemedicine platform and the costs of our operations by the issuance of shares of our Common Stock and the requirement of reserving shares underlying convertible notes, we expect in the near future to not have available a sufficient number of authorized but unissued shares of Common Stock for near term corporate purposes.

The Board of Directors believes that the Reverse Split is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

●	conversion of convertible securities;
●	reserving shares underlying convertible securities;
●	retiring convertible debt;
●	investment opportunities;
●	stock dividends and/or other distributions;
●	future financings and other corporate purposes; and
●	future acquisitions, among other purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table lists the number of the Company’s shares of Common Stock, as of April 1, 2021, the date of the Joint Written Consent, that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The business address of each present officer and director listed is 1126 S Federal Highway #464, Ft. Lauderdale FL 33316. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our Common Stock owned by them, except to the extent that power may be shared with a spouse.

As of April 1, 2021, the date of the Joint Written Consent, we had 16,864,183,628 shares of Common Stock and 1,000,000 shares of Series A Voting Preferred Stock issued and outstanding, of which 641,667 shares of Series A Preferred Stock have vested and the remaining 358,333 shares of Series A Preferred Stock have ceased to vest and no longer have conversion or voting rights.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)		Shares of Series A Preferred Stock Held (2)	Percentage of Series A Preferred Held (2)	Number and Percentage of Total Voting Shares
Douglas MacLellan, Chairman	155,000	*	%	170,000	17%	4,128,364,252 or 24%

David Markowski, CFO	62,000	*	%	170,000	17%	2,947,016,943 or 17%

Doug Cole, Director	16,000	*	%	75,000	7.5%	1,155,941,991 or 7%

Directors and Officers (3 people)	233,000	*	%	440,000	68.6%	8,231,323,186 or 48%

* Less than 1*

(1)	Applicable percentage ownership is based on 16,864,183,628 shares of Common Stock outstanding as of April 1, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of April 1, 2021 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The 1,000,0000 shares of Series A Preferred Stock are issued and outstanding, of which 641,667 have vested and have the right to vote in the aggregate, on all shareholder matters votes equal to 51% of the total shareholder vote on any and all shareholder matters. The remaining 358,333 shares of Series A Preferred Stock have ceased to vest and no longer have conversion or voting rights as a result of the resignations, effective May 22, 2020 of Messrs. Fogt, Hollister, and Rowberry and Ms. Pleskow, as officers and/or directors of the Company and Mr. Block as a consultant. The vested shares of Series A Preferred Stock are entitled to this 51% voting right, representing at present 8,600,733,650 votes based on the 16,864,183,628 shares of Common Stock outstanding, no matter how many shares of Common Stock or other voting stock of the Company’s stock are issued and outstanding in the future.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Position(s)
Douglas MacLellan	65	Chief Executive Officer and Chairman
David Markowski	60	Chief Financial Officer and Director
Douglas Cole	65	Director

Douglas MacLellan, Chief Executive Officer and Chairman of the Board. Mr. MacLellan currently serves as Chief Executive Officer and Chairman of the Board of eWellness Healthcare Corporation. Mr. MacLellan has served as Chairman since May 2013 and was appointed by the Board to serve as Chief Executive Officer upon the resignation of Darwin Fogt, former CEO and Director effective on May 22, 2020. Mr. MacLellan is also an independent member of the board of directors of American Battery Metals Corporation (OTCQB: ABML), an early-stage battery metals recycling, extraction and resource production company since October 2017 to the present. From November 2009 to December 2017, Mr. MacLellan was an independent director of ChinaNet Online Holdings, Inc. (NASDAQ: CNET) a media development, advertising and communications company. From June 2011 to the present, Mr. MacLellan has been Chairman of Innovare Products, Inc., a privately held company that develops innovative consumer products. From September 1992 through April 2014, Mr. MacLellan was Chairman and chief executive officer at Radient Pharmaceuticals Corporation. (OTCQB: RXPC.PK), a vertically integrated specialty pharmaceutical company. He formally served as president and chief executive officer for the MacLellan Group, an international financial advisory firm from 1992 to 2017. From August 2005 to May 2009, Mr. MacLellan was co-founder and vice chairman at Ocean Smart, Inc., a Canadian based aquaculture company. Mr. MacLellan was educated at the University of Southern California in economics and international relations.

David Markowski, Chief Financial Officer & Director. Mr. Markowski has been CFO and a member of the Board of Directors of eWellness Healthcare Corporation since 2014. From October 1997 to October 2002, he was CEO and Co-Founder of GFNN, Inc. From 2002 to 2013 Mr. Markowski has maintained various active roles within GFNN’s subsidiaries including Founder, Director and CEO positions. From October 2009 to December 2011, he was the Director of Corporate Development for Visualant, Inc. From June 2003 to 2010 he was President of Angel Systems, Inc. an independent consulting firm with competencies in strategic marketing and business development. From January 1998 to October 1998, Mr. Markowski served as the Vice President of Finance for Medcom USA, a NASDAQ listed company. Prior to that, he had a decade of investment banking experience on Wall Street involved in financing start-ups and public offerings. He is a business development specialist with recognition in INC Magazine and other publications. He is a registered investment advisor with LionsGate Advisors. Mr. Markowski obtained a BA degree in Marketing from Florida State University in 1982.

Douglas Cole, Director. Mr. Cole has been a Director of the Company since May 2014. Mr. Cole is currently the Chairman and CEO of American Battery Metals Corporation (OTCQB: ABML), an early-stage battery metals recycling, extraction and resource production company headquartered in Nevada. Mr. Cole has also been a Partner with Objective Equity LLC since 2005, a boutique investment bank focused on the high technology, data analytics and the mining sector. Since 1977, Mr. Cole has held various executive roles, including Chairman, Executive Vice Chairman, Chief Executive Officer and President of multiple public corporations. From May 2000 to September 2005, he was also the Director of Lair of the Bear, The University of California Family Camp located in Pinecrest, California. During the period between 1991 and 1996 he was the CEO of HealthSoft and he also founded and operated Great Bear Technology, which acquired Sony Image Soft and Starpress, then went public and eventually sold to Graphix Zone. In 1995 Mr. Cole was honored by NEA, a leading venture capital firm, as CEO of the year. In 1997, Mr. Cole became CEO of NetAmerica.Com Corporation until merging in 1999. Since 1982 he has been very active with the University of California, Berkeley mentoring early-stage technology companies. Mr. Cole has extensive experience in global M&A and global distributions. He obtained his BA in Social Sciences from UC Berkeley in 1978.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) above, or to be associated with persons engaged in any such activity;

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance and Director Independence

Presently, we are not currently listed on a national securities exchange or in an inter-dealer quotation system and therefore are not required to comply with the director independence requirements of any securities exchange. In determining whether our directors are independent, however, we intend to comply with the rules of NASDAQ. The board of directors will also consult with counsel to ensure that the director’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of audit committee members. NASDAQ Listing Rule 5605(a)(2) defines an “independent director” generally as a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” Our Board of Directors has determined that Mr. Cole, would qualify as “independent” as that term is defined by NASDAQ Listing Rule 5605(a)(2). Further, Mr. Cole qualifies as “independent” under NASDAQ Listing Rules applicable to board committees.

Although we are not the subject of any listing requirements, our Board of Directors established several committees to assist it in carrying out its duties. In particular, committees shall work on key issues in greater detail than would be practical at a meeting of all the members of the Board of Directors. Each committee reviews the results of its deliberations with the full Board of Directors.

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Code of Ethics and Business Conduct, may be found on our website at www.ewellnesshealth.com, under the heading “Corporate Information—Governance Documents.” Printed versions also are available to any stockholder who requests them by writing to our corporate Secretary at our corporate address. Our Board of Directors may, from time to time, establish certain other committees to facilitate our management.

The Board will consider appointing members to each of the Committees when enough independent directors are appointed to the Board or as otherwise determined by the Board. Until such time, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee.

ADDITIONAL INFORMATION

The Company is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. Notwithstanding the foregoing, as a result of the COVID pandemic, the Commission’s Public Reference Room is closed, on a temporary basis, to the public. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge, to each person to whom an Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this Information Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the information statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the information statement are sent or given to security holders, up to the date of responding to the request.

By order of the Board of Directors of

eWellness Healthcare Corporation

April __, 2021

By:	/s/ Douglas MacLellan
Douglas MacLellan,
Chief Executive Officer and Chairman

Exhibit A

JOINT WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

AND

MAJORITY CONSENTING STOCKHOLDERS

OF

eWELLNESS HEALTHCARE CORPORATION

The undersigned, being all of the members of the Board of Directors of eWellness Healthcare Corporation, a Nevada corporation (the “Corporation”), acting together with the written consent of the holders of a majority of the outstanding voting shares of the Corporation’s common stock, par value $0.001 (the “Common Stock”) and Series A Preferred Stock, par value $0.001 (the “Majority Consenting Stockholders”), acting pursuant to the authority granted by NRS 78.315 and 78.320 of the Nevada Revised Statutes (“NRS”), do hereby adopt the following resolutions set forth in this joint consent (the “Joint Written Consent”) as of this 1st day of April 2021.

WHEREAS, the Board of Directors of the Corporation has reviewed the Corporation’s existing capital and corporate structure, the prevailing price range of its Common Stock and the status of the Corporation’s business relationship with Bistromatics, Inc., a Canadian corporation with whom the Corporation entered into a Services Agreement in November 2016 pursuant to which Bistromatics agreed to provide operational services to the Corporation’s telemedicine business and the proprietary PHZIO System including development, content editing and training, support and maintenance, among other services for its remote, online, physical therapy platform (the “Telemedicine Platform”); and

WHEREAS, as of March 31, 2020, the Corporation was in arrears in fees owed to Bistromatics of approximately $782,832 and by its terms the Service Agreement expired during the first quarter of 2020, with the parties agreeing to continue to discuss entry into a new services agreement while Bistromatics continues to serve the Corporation’s physical therapy clients in the U.S.; and

WHEREAS, on September 15, 2020, the Corporation and Bistromatics signed a Business Operating Agreement wherein Bistromatics agreed to forgive the fees in arrears of $782,832 in return for the Corporation granting Bistromatics marketing rights the Corporation’s Telemedicine Platform throughout North America and a 15% investment in Bistromatics operations and, as a result, the Corporation has determined to devote efforts to expand and diversify its health-related physical therapy based services business beyond its historic Telemedicine Platform; and

WHEREAS, as of April 1, 2021, the Corporation has 20,020,000,000 authorized shares of capital stock consisting of: (i) 20,000,000,000 shares of common stock, par value $0.001 (“Common Stock”), of which 16,864,183,628 shares are outstanding and 3,135,816,372 shares are reserved for issuance; and (ii) 20,000,000 shares of preferred stock, par value $0.001 (“Preferred Stock”), of which 1,000,000 shares are outstanding and, as a result, the Corporation does not have any shares of Common Stock available for, among other uses,

●	conversion of convertible securities;
●	reserving shares underlying convertible securities;
●	raising addition equity capital;
●	retiring convertible debt;
●	investment opportunities;
●	stock dividends or other distributions;
●	future financings and other corporate purposes; and
●	future acquisitions, among other purposes.

WHEREAS, the Board of Directors has determined that during the past six months, the price of its Common Stock on the OTC Markets has been less than the $0.001 par value of its Common Stock, the same par value of its Preferred Stock, and as a result, the Corporation cannot raise capital by the issuance of shares of Common Stock at less than the par value of the Common Stock and, in addition, the Corporation cannot raise capital through the issuance of shares of convertible Preferred Stock having a conversion price of less than the par value of the Common Stock; and

WHEREAS, the Board of Directors of the Corporation, for the foregoing reasons, has determined that it is in the best interests of the Corporation and its stockholders to authorized and approved the filing of Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation with the State of Nevada for the purpose of: (i) changing the name of the Corporation from eWellness Healthcare Corporation to American Health Protection Corp.; (the “Name Change”); (ii) change the par value of Corporation’s Common Stock and Preferred Stock from $0.001 per share to $0.0001 per share (“Par Value Change”); and (iii) implement a reverse split of the Corporation’s Common Stock and the shares underlying conversion of the Corporation’s securities convertible into Common Stock together with the shares reserved for such conversions, on a one for two thousand (1:2,000) basis (the “Reverse Split”); and

WHEREAS, in order to ratify, approve and file the Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation with the State of Nevada, the Corporation is required under the provisions of NRS 78.320(2) to obtain the written consent of stockholders holding at least a majority of the voting power, whether at a meeting of stockholders of by the written consent of stockholders holding at least a majority of the voting power, defined above as the Majority Consenting Stockholders; and

WHEREAS, the Corporation has received the written consent of the Majority Consenting Stockholders and the unanimous approval of the Corporation’s Board of Directors, evidenced by this Joint Written Consent.

NOW, THEREFORE, BE IT RESOLVED as follows:

RESOLVED, that the Corporation file an Information Statement on Schedule 14C with the SEC with respect to the authorization and approval of the Articles of Amendment to the Corporation’s Amended and Restated Articles of Incorporation with the State of Nevada for the purposes implementing the Name Change, Par Value Change and Reverse Split; and

FURTHER RESOLVED, that this Joint Written Consent of the Board of Directors and Majority Consenting Stockholders shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the Majority Consenting Stockholders of this Corporation; and

FURTHER RESOLVED, that this Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document, all counterparts of which shall be construed together and shall constitute a single Joint Written Consent; and

FURTHER RESOLVED, that the undersigned members of the Corporation’s Board of Directors and the Majority Consenting Stockholders of the Corporation, hereby authorize, ratify and approve the forgoing actions pursuant to the provisions of the NRS and thereby direct that this Joint Written Consent of the Board of Directors and Majority Stockholder be filed with the minutes of the meetings of the Corporation.

The Majority Consenting Stockholders that have executed this Joint Written Consent this 1st day of April 2021 are holders of 440,000 shares of Series A Preferred Stock or approximately 68.6% of the total of 641,667 vested shares of Series A Preferred Stock and are entitled to vote a total 8,600,733,650 shares representing 51.0% of the total of 16,864,183,628 outstanding shares of Common Stock and, in addition, are also record and beneficial owners of 237,100 shares of Common Stock, resulting in a total of 8,600,970,750 shares of voting capital stock equal to 51.0% of the total voting capital stock of the Company as of April 1, 2020. The Majority Consenting Stockholders have consented to and voted affirmatively to the adoption of these above resolutions evidenced by this Joint Written Consent.

FURTHER RESOLVED, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as duly authorized actions of the Corporation. This Joint Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

eWELLNESS HEALTHCARE CORPORATION

/s/:Douglas MacLellan
Douglas MacLellan, Chairman

/s/:David Markowski
David Markowski, CFO and Director

/s/:Douglas Cole
Douglas Cole, Director

MAJORITY CONSENTING STOCKHOLDERS

Name	Shares of Series A Preferred Stock	Shares of Common Stock	Voting Capital Stock (1)(2)

/s/: Douglas C. MacLellan	170,000 shares	155,000 shares	4,128,364,252 or 24%
Douglas MacLellan

/s/: David Markowski	170,000 shares	62,000 shares	2,947,016,943 or 17%
David Markowski

/s/: Douglas Cole	75,000 shares	16,000 shares	1,155,941,991 or 7%
Douglas Cole

/s/: Donna Moore	25,000 shares	4,100	369,647,384 or 3%
Donna Moore
Total	440,000 shares (2)	237,100 shares	8,600,970,570 or 51.0%

(1) Applicable percentage ownership is based on total voting shares represented by 16,864,183,628 shares of Common Stock outstanding as of April 1, 2021. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of April 1, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The holders of the 440,000 shares of Series A Preferred Stock, representing approximately 68.6% of the 641,667 vested shares of Series A Preferred Stock, are entitled to vote a total 8,600,733,650 shares representing 51.0% of the total of 16,864,183,628 outstanding shares of Common Stock on April 1, 2021 and, in addition, are also record and beneficial owners of 237,100 shares of Common Stock, resulting in a total of 8,600,970,750 shares of voting capital stock equal to 51.0% of the total voting capital stock of the Company as of April 1, 2021. The Majority Consenting Stockholders have consented to and voted affirmatively to the adoption of these above resolutions evidenced by this Joint Written Consent.

Exhibit B

STATE OF NEVADA

ARTICLE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

eWellness Healthcare Corporation, a corporation organized and existing under and by virtue of the NRS 78 of the State of Nevada does hereby certify:

FIRST: That at a meeting of the Board of Directors of eWellness Healthcare Corporation (the “Corporation”) resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Articles of Incorporation of said Corporation, declaring said amendment to be advisable and based upon the written consent of stockholder of said Corporation holding a majority of the outstanding shares of common stock for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Articles of Incorporation of this Corporation be amended by changing the ARTICLE I and ARTICLE IV as follows::

“ARTICLE I: The name of the Corporation is AMERICAN HEALTH PROTECTION CORP”

“ARTICLE IV: The Corporation shall be authorized to issue twenty billion and twenty million (20,020,000,000) shares of capital stock, of which twenty billion (20,000,000,000) shares shall be shares of common stock, par value $0.0001 per share (“Common Stock”) and twenty million (20,000,000) shares shall be shares of preferred stock, par value of $0.0001 per share, which may be issued in one or more series (“Preferred Stock”). The Board of Directors of the Corporation is authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof pursuant to NRS 78.195. The outstanding shares of the Corporation’s Common Stock and the shares of Common Stock underlying conversion of the Corporation’s securities convertible into Common Stock together with the shares reserved for such conversions, shall be subject to a reverse split on a one for two thousand (1:2,000) basis (the “Reverse Split”).”

SECOND: That thereafter, pursuant to a resolution of its Board of Directors, and based upon the written consent of holders of a majority of the shares of common of said Corporation in accordance with section 78.320 of Nevada Revised Statutes, the necessary number of shares as required by statute, were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of NRS 78 of the State of Nevada.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this __ day of April 2021.

By:	/s/ Douglas MacLellan
Name:	Douglas MacLellan
Title:	Chief Executive Officer and Chairman of the Board